UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: January 23, 2006
(Date of earliest event reported): January 17, 2006

QNB CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, Quakertown, PA	18951-9005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215)538-5600

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To correct a typographical error in the Amended and Restated By-Laws of QNB Corp. (the “Bylaws”) previously filed on the Corporation’s Form 10-Q for the quarter ended June 30, 2005, on January 17, 2006, the Board of Directors of QNB Corp. ratified and affirmed that Article II, Section 2.2 of the Bylaws provides that the annual meeting of the shareholders of the Corporation shall be held on or before May 31 of each year.

A copy of the corrected version of the By-Laws is filed as Exhibit 3(ii) hereof and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

(3)(ii)	By-Laws of QNB Corp. Amended and Restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB CORP.

Dated: January 23, 2006	By:	/s/ BRET H. KREVOLIN

Name: Bret H. Krevolin Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

(3)(ii)	By-Laws of QNB Corp. Amended and Restated